 Exhibit 1.3

CTO REALTY GROWTH, INC.
(a Maryland corporation)

$250,000,000 of Common Stock

(Par Value $0.01)

AMENDMENT NO. [1]/[2] TO THE EQUITY DISTRIBUTION AGREEMENT

October 28, 2026

[•] As Forward Seller and Manager [•] As Forward Purchaser

To the addressee set forth above:

Reference is made to the Equity Distribution Agreement, dated [November 12, 2024, as amended on April 29, 2026]/[April 29, 2026] (the “Agreement”), by and among CTO Realty Growth, Inc., a Maryland corporation (the “Company”), [FORWARD PURCHASER] (in its capacity as forward purchaser under any Forward Contract, the “Forward Purchaser”) and [FORWARD SELLER] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Securities pursuant to the Agreement, the “Manager,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities pursuant to the Agreement, the “Forward Seller” and, together with the Company and the Forward Purchaser, the “Parties”). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement.

In light of the entry into a new Equity Distribution Agreement, dated the date hereof, by and among the Company, BofA Securities, Inc., as manager and forward seller and Bank of America, N.A., as forward purchaser, the Parties desire to amend the Agreement through this Amendment No. [1]/[2] to the Equity Distribution Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used herein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

1.             Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

a.	The last paragraph of Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Company has also entered into separate equity distribution agreements(collectively, as each may be amended from time to time, the “Alternative Distribution Agreements”), (i) dated as of November 12, 2024, as amended on April 29, 2026 and October 28, 2026, with each of A.G.P./Alliance Global Partners, B. Riley Securities, Inc., Robert W. Baird & Co., Incorporated, BofA Securities, Inc., Jefferies LLC, JonesTrading Institutional Services LLC, KeyBanc Capital Markets Inc., Lucid Capital Markets, LLC, Raymond James & Associates, Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (and, as applicable, their respective affiliates); (ii) dated as of April 29, 2026, as amended on October 28, 2026, with each of Cantor Fitzgerald & Co. and Huntington Securities, Inc. (and, as applicable, their respective affiliates) and (iii) dated as of October 28, 2026, with BofA Securities, Inc. (and its affiliate, Bank of America, N.A.) (each, in its capacity as agent and/or principal, forward seller and forward purchaser thereunder, an “Alternative Manager”), for the issuance (in the case of the Issuance Securities) or borrowing (in the case of the Forward Hedge Securities) and sale from time to time through the applicable Alternative Managers on the terms set forth in the applicable Alternative Distribution Agreements. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.”1

1 Remove the agent signing applicable EDA amendment.

b. Section 6(e) of the Agreement is hereby amended by replacing the words “second (2nd)” with “first (1st)”.

2.            Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

3.             Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.              Agreement Remains in Effect. Except as provided in this Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Forward Seller, the Forward Purchaser and the Company in accordance with its terms.

Very truly yours,

CTO REALTY GROWTH, INC.

By:
Name:	Philip R. Mays
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Amendment No. 2 to the Equity Distribution Agreement

The foregoing Amendment No. 2 to the Agreement is hereby confirmed and accepted as of the date first written above. [ • ], AS MANAGER

By:
Name:
Title:

[ • ], AS FORWARD SELLER

By:
Name:
Title:

[ • ], AS FORWARD PURCHASER

By:
Name:
Title:

Signature Page to Amendment No. 2 to the Equity Distribution Agreement